UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934

ULURU Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-21186569
(State of Incorporation or Organization)	(IRS Employer Identification No.)

4452 Beltway Drive, Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

COMMON STOCK PAR VALUE $.001 PER SHARE	THE AMERICAN STOCK EXCHANGE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                                Description of Registrant’s Securities to be Registered.

Information with respect to the Common Stock, par value $0.001 per share (the “Common Stock”), of the Registrant is incorporated by reference to the section captioned “Description of Securities” in Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 (No. 333-139417) as filed with the Securities and Exchange Commission on May 3, 2007, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statement.

Item 2.                                Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The American Stock Exchange, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ULURU Inc.

Dated: July 25, 2007	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer